FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Fund	Fidelity Municipal Income Fund
Trade Date	5/25/2016
Settle Date	6/14/2016
Security Name	CT ST 5% 5/15/26
CUSIP	20772JY55
Price	123.523
Transaction Value	$ 19,763,680.00
Class Size	$ 450,570,000.00
% of Offering	3.551%
Underwriter Purchased From	BofA Merrill Lynch
Underwriting Members: (1)	BofA Merrill Lynch
Underwriting Members: (2)	The Williams Capital Group, L.P.
Underwriting Members: (3)	Barclays
Underwriting Members: (4)	Janney Montgomery Scott
Underwriting Members: (5)	RBC Capital Markets
Underwriting Members: (6)	Siebert Brandford Shank & Co., L.L.C.
Underwriting Members: (7)	BAIRD
Underwriting Members: (8)	Blaylock Beal Van, LLC
Underwriting Members: (9)	Cabrera Capital Markets, LLC
Underwriting Members: (10)	Citigroup
Underwriting Members: (11)	Estrada Hinojosa & Company, Inc.
Underwriting Members: (12)	Fidelity Capital Markets
Underwriting Members: (13)	Goldman, Sachs & Co.
Underwriting Members: (14)	KeyBanc Capital Markets Inc.
Underwriting Members: (15)	Loop Capital Markets
Underwriting Members: (16)	Morgan Stanley
Underwriting Members: (17)	Prager & Co., LLC
Underwriting Members: (18)	Stifel
Underwriting Members: (19)	Wells Fargo Securities
Underwriting Members: (20)	William Blair